                                     UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C. 20549

                                       FORM 8-K/A


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported)  December 13, 1996





                        U.S. RESTAURANT PROPERTIES MASTER L.P.
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



           DELAWARE                     1-9079              41-1541631
(STATE OF OTHER JURISDICTION OF    (COMMISSION FILE     (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)          NUMBER)         IDENTIFICATION NO.)



                                5310 Harvest Hill Rd.
                                   Suite 270, LB 168
                                  Dallas, Texas 75230
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)


                                       972-387-1487
                 (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                        U.S. RESTAURANT PROPERTIES MASTER L.P.




    Explanatory Note...............................................   3

    Item 2.  Acquisition or Disposition of Assets..................   3

    Item 7.  Financial Statements, Proforma Information and
             Exhibits..............................................   4

             Financial Statements of Grandy's Inc..................   6

             Statement of Revenues and Direct Operating Expenses of
              Snowstate Restaurant Corporation and Affiliate.......  19

             Proforma Financial Information........................  22

             Exhibit 23
               (a)  Consent of Arthur Andersen LLP
               (b)  Consent of KPMG Peat Marwick LLP

EXPLANATORY NOTE

U.S. Restaurant Properties Master L.P., a Delaware Limited Partnership (the "Partnership) hereby amends its Form 8-K dated December 13, 1996 as filed with Securities and Exchange Commission on December 30, 1996 and previously amended on January 21, 1997 as follows:

The Partnership hereby submits the financial statements required for the properties acquired in the fourth quarter of 1996 as shown in Item 7 and as further described in Item 2.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On December 13, 1996, pursuant to documents dated December 12, 1996, U.S. Restaurant Properties Master L.P. (the "Registrant") acquired 30 parcels of land on which Grandy's restaurants are located. The 30 Grandy's restaurants are located in Texas, Oklahoma, and New Mexico. The acquisition was done pursuant to one purchase and sales agreement. The purchase price equaled $12,500,000 in cash and other capitalized costs equaled approximately $266,000. The selling entity was Grandy's, Inc., a California Corporation. Grandy's, Inc. is an operator of Grandy's restaurants. Funds for the acquisition were drawn on a bank line of credit.

On December 26, 1996, the Registrant acquired six Chili's restaurant properties located in Arkansas, Idaho, Nebraska, New Mexico, Utah, and Wyoming. The acquisition was done pursuant to an Agreement Regarding Partial Assignment and Assumption of Rights and Obligations under Real Estate Purchase Agreement. The selling entities were Snowstate Restaurant Corporation, a Texas Corporation, and Franklin Restaurant Corporation, an Idaho Corporation. The purchase price equaled $9,000,000 in cash and other capitalized costs equaled approximately $256,000. Funds for the acquisition were drawn on the Registrant's bank line of credit.

In addition to the above acquisitions, 17 other properties (the "Other Properties") were acquired in five different transactions during the quarter ended December 31, 1996. The properties were purchased for an aggregate total cash price of approximately $9,747,000. These properties consisted of one Pizza Hut, one Carlos O'Kelly, four Schlotzsky's, seven Popeye's, two Burger King's and two Miami Subs. Funds for these acquisitions were drawn on a bank line of credit.

The Sellers of these Properties are not affiliated with the Company, any director or officer of the Company or any associate of any such director or officer.

The purchase prices, which were negotiated with the Sellers, were determined through internal analysis by the Company of historical cash flows and fair market values of the acquired Properties.

ITEM 7.  FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS

The undersigned registrant hereby submits the financial statements for the acquired properties referred to in item 2 except for "Other Properties" which were not audited.

(a) (3)  Financial Statements of Grandy's, Inc.

         Report of Independent Public Accountants
         Balance Sheets at December 27, 1994 and December 25, 1995 Statements of Operations for the years ended December 28, 1993,
          December 27, 1994 and December 25, 1995
         Statements of Common Stockholders' Equity for the years ended
          December 28, 1993, December 27, 1994 and December 25, 1995 Statements of cash flows for the years ended December 28, 1993,
          December 27, 1994 and December 25, 1995
         Notes to financial statements
         Condensed Statement of Revenues and Operating Expenses (Excluding
          Depreciation and Amortization Expenses) for 30 properties sold to U.S. Restaurant Properties Master L.P. for the year ended December 25, 1995

         Statement of Revenues and Direct Operating Expenses of Snowstate
          Restaurant Corporation and Affiliate

         Independent Auditors' Report
         Statement of Revenues and Direct Operating Expenses Applicable to the Six Chili's Restaurant Properties Acquired by U.S. Restaurant Properties Master L.P.
         Notes to Statement of Revenues and Direct Operating Expenses


(b)      Proforma Financial Information


(c)      Exhibits

         23 (a) Consent of Arthur Andersen LLP
         23 (b) Consent of KPMG Peat Marwick LLP

                                   SIGNATURE


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date:  February 11, 1997     U.S. RESTAURANT PROPERTIES MASTER L.P.


                              By:  U.S. RESTAURANT PROPERTIES, INC.
                                      its Managing General Partner




                              By:   /s/ Robert J. Stetson
                                  ------------------------------------
                                  Robert J. Stetson
                                  President, Chief Executive Officer

                       REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To The Board of Directors of
Grandy's, Inc.:

We have audited the accompanying balance sheets of Grandy's, Inc. (a California corporation and a wholly owned subsidiary of American Restaurant Group, Inc.) as of December 27, 1994 and December 25, 1995, and the related statements of operations, common stockholder's equity and cash flows for the years ended December 28, 1993, December 27, 1994 and December 25, 1995.
These financial statements and the schedule referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Grandy's, Inc. as of December 27, 1994 and December 25, 1995, and the results of its operations and its cash flows for the years ended December 28, 1993, December 27, 1994 and December 25, 1995, in conformity with generally accepted accounting principles.

As explained in Note 2 of the financial statements, effective December 25, 1995, the Company changed its method of accounting for the impairment of long-lived assets.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The condensed statement of revenues and operating expenses (excluding depreciation and amortization expenses) for 30 properties sold to U.S. Restaurant Properties, Master L.P. for the period ended December 25, 1995 is presented for purposes of additional analysis and are not a required part of the basic financial statements. This information has been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                       ARTHUR ANDERSEN LLP



Orange County, California
February 21, 1996, except certain matters in Note 1.b. which date is May 9, 1996 and Note 8 which date is February 7, 1997

                                    GRANDY'S, INC.

                                   BALANCE SHEETS

                       DECEMBER 27, 1994 AND DECEMBER 25, 1995



                                        ASSETS

                                                December 27,      December 25,
                                                    1994              1995
CURRENT ASSETS:                                     ----              ----
    Cash                                         $ 1,996,000       $ 1,396,000
    Accounts receivable, net of reserve of
      $544,000 and $751,000 at December 27,
      1994 and December 25, 1995, respectively     2,723,000         3,013,000
    Inventories                                    1,880,000         1,591,000
    Prepaid expenses                                 720,000           466,000
                                                 -----------       -----------
         Total current assets                      7,319,000         6,466,000
                                                 -----------       -----------
PROPERTY AND EQUIPMENT:
    Land and land improvements                    20,130,000        19,143,000
    Buildings and leasehold improvements          37,738,000        32,507,000
    Fixtures and equipment                        36,194,000        32,076,000
    Property held under capital leases             3,297,000         3,121,000
    Construction in progress                       1,329,000           741,000
                                                 -----------       -----------
                                                  98,688,000        87,588,000
    Less - Accumulated depreciation               40,026,000        37,847,000
                                                 -----------       -----------
                                                  58,662,000        49,741,000
                                                 -----------       -----------
OTHER ASSETS:
    Intangible assets                              4,447,000         3,635,000
    Leasehold interests                            1,886,000         1,715,000
    Franchise rights                              10,400,000         8,798,000
    Deferred costs and other                         718,000           732,000
                                                 -----------       -----------
                                                  17,451,000        14,880,000
    Less - Accumulated amortization                3,966,000         3,835,000
                                                 -----------       -----------
                                                  13,485,000        11,045,000
                                                 -----------       -----------
         Total assets                            $79,466,000       $67,252,000
                                                 -----------       -----------
                                                 -----------       -----------

                     LIABILITIES AND COMMON STOCKHOLDER'S EQUITY


                                                 December 27,      December 25,
                                                    1994               1995
CURRENT LIABILITIES:                                ----               ----
    Accounts payable                             $ 5,404,000       $ 5,755,000
    Accrued liabilities                            4,927,000         3,651,000
    Accrued insurance                              2,332,000         2,026,000
    Accrued payroll costs                          1,332,000           186,000
    Current portion of obligations under
      capital leases                                 120,000           138,000
    Current portion of long-term debt                      -            85,000
                                                 -----------       -----------
         Total current liabilities                14,115,000        11,841,000
                                                 -----------       -----------
LONG-TERM LIABILITIES, net of current portion:
    Obligations under capital leases               1,718,000         1,579,000
    Long-term debt                                         -             7,000
                                                 -----------       -----------
         Total long-term liabilities               1,718,000         1,586,000
                                                 -----------       -----------
ADVANCES FROM PARENT COMPANY, net                 57,532,000        47,691,000
                                                 -----------       -----------
COMMITMENTS AND CONTINGENCIES

COMMON STOCKHOLDER'S EQUITY:
    Common stock, $1 par value:
    Authorized - 10,000 shares
    Issued and outstanding - 1,000 shares              1,000             1,000
    Paid-in capital                               15,048,000        26,115,000
    Accumulated deficit                           (8,948,000)      (19,982,000)
                                                 -----------       -----------
         Total common stockholder's equity         6,101,000         6,134,000
                                                 -----------       -----------
         Total liabilities and common
           stockholder's equity                  $79,466,000        $67,252,000
                                                 -----------       -----------
The accompanying notes are an integral part of these statements.

                                    GRANDY'S, INC.

                               STATEMENTS OF OPERATIONS

               FOR THE YEARS ENDED DECEMBER 28, 1993, DECEMBER 27, 1994

                                 AND DECEMBER 25, 1995




                                                                           Year ended
                                                    --------------------------------------------------------------
                                                     December 28,          December 27,               December 25,
                                                        1993                   1994                        1995
                                                    -------------         -------------              --------------

REVENUES                                            $ 111,166,000         $ 109,301,000              $  101,839,000
                                                    -------------         -------------              --------------
RESTAURANT COSTS:
    Food and beverage                                  34,753,000            33,986,000                  31,230,000
    Payroll                                            29,597,000            30,619,000                  29,807,000
    Direct operating                                   28,324,000            25,872,000                  24,409,000
    Depreciation and amortization                       6,676,000             7,184,000                   5,365,000
GENERAL AND ADMINISTRATIVE
    EXPENSES                                            8,224,000             8,582,000                   8,563,000
NON-CASH CHARGE FOR IMPAIRMENT
    OF LONG-LIVED ASSETS                                    -                     -                       7,436,000
                                                    -------------         -------------              --------------
Operating profit (loss)                                 3,592,000             3,058,000                  (4,971,000)
INTEREST EXPENSE, net                                   7,642,000             6,742,000                   6,038,000
                                                    -------------         -------------              --------------
   Loss before provision for income taxes              (4,050,000)           (3,684,000)                (11,009,000)

PROVISION FOR INCOME TAXES                                287,000                21,000                      25,000
                                                    -------------         -------------              --------------
   Net loss                                         $  (4,337,000)        $  (3,705,000)             $  (11,034,000)
                                                    -------------         -------------              --------------
                                                    -------------         -------------              --------------


           The accompanying notes are an integral part of these statements.

                                    GRANDY'S, INC.

                      STATEMENTS OF COMMON STOCKHOLDER'S EQUITY

              FOR THE YEARS ENDED DECEMBER 28, 1993, DECEMBER 27, 1994

                                AND DECEMBER 25, 1995

                                               Common Stock
                                            --------------------       Paid-in       Accumulated
                                            Shares        Amount       Capital         Deficit           Total
                                            ------        ------     -----------    ------------      ------------






BALANCE, December 29, 1992                   1,000         $1,000    $ 5,000,000    $   (906,000)    $  4,095,000
  Net loss                                       -              -              -      (4,337,000)      (4,337,000)
  Reduction of allocated debt
    from parent                                  -              -      6,000,000               -        6,000,000
                                             -----         ------    -----------    ------------     ------------

BALANCE, December 28, 1993                   1,000          1,000     11,000,000      (5,243,000)       5,758,000
  Net loss                                       -              -              -      (3,705,000)      (3,705,000)
  Reduction of allocated debt
    from parent                                  -              -      4,048,000               -        4,048,000
                                             -----         ------    -----------    ------------     ------------
BALANCE, December 27, 1994                   1,000          1,000     15,048,000      (8,948,000)       6,101,000
  Net loss                                       -              -              -     (11,034,000)     (11,034,000)
  Reduction of allocated debt
    from parent                                  -              -     11,067,000              -        11,067,000
                                             -----         ------    -----------    ------------     ------------
BALANCE, December 25, 1995                   1,000         $1,000    $26,115,000    $(19,982,000)    $  6,134,000
                                             -----         ------    -----------    ------------     ------------
                                             -----         ------    -----------    ------------     ------------

           The accompanying notes are an integral part of these statements.

                                    GRANDY'S, INC.

                               STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 28, 1993, DECEMBER 27, 1994

                                AND DECEMBER 25, 1995

                                                                   Year ended
                                                   ------------------------------------------
                                                   December 28,   December 27,   December 25,
                                                       1993           1994           1995
                                                   ------------   ------------   ------------
CASH FLOWS FROM OPERATING CTIVITIES:
    Cash received from customers                   $110,428,000   $109,445,000   $101,549,000
    Cash paid to suppliers and employees            (97,196,000)   (99,686,000)   (94,906,000)
    Interest paid, net                               (7,558,000)    (7,180,000)    (6,021,000)
    Income taxes paid                                   (18,000)       (21,000)       (25,000)
                                                   ------------   ------------   ------------
           Net cash provided by operating
              activities                              5,656,000      2,558,000        597,000
                                                   ------------   ------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital expenditures                             (2,891,000)    (6,775,000)    (2,144,000)
    Net decrease in other assets                       (164,000)       (21,000)       (89,000)
    Proceeds from disposition of assets                  44,000        258,000          7,000
                                                   ------------   ------------   ------------
          Net cash used in investing activities      (3,011,000)    (6,538,000)    (2,226,000)
                                                   ------------   ------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    (Payments) borrowings on indebtness               5,460,000       (160,000)     1,507,000
    Payments on capital lease obligations               (89,000)      (103,000)      (121,000)
    (Increase) decrease in advances to parent
       company                                       (7,844,000)     5,187,000       (357,000)
                                                   ------------   ------------   ------------
          Net cash provided by (used in) financing
             activities                              (2,473,000)     4,924,000      1,029,000
                                                   ------------   ------------   ------------
NET INCREASE (DECREASE) IN CASH                         172,000        944,000       (600,000)

CASH, at beginning of period                            880,000      1,052,000      1,996,000
                                                   ------------   ------------   ------------
CASH, at end of period                               $1,052,000     $1,996,000     $1,396,000
                                                   ------------   ------------   ------------
                                                   ------------   ------------   ------------

                                       11

                                                                   Year ended
                                                   ------------------------------------------
                                                   December 28,   December 27,   December 25,
                                                       1993           1994           1995
                                                   ------------   ------------   ------------
RECONCILIATION OF NET LOSS TO NET CASH
PROVIDED BY OPERATING ACTIVITIES:
  Net loss                                         $(4,337,000)   $(3,705,000)   $(11,034,000)
  Adjustments to reconcile net loss to net cash
    provided by operating activities:
      Loss on impairment of long-lived assets                -              -       7,436,000
      Depreciation and amortization                  6,676,000      7,184,000       5,365,000
      Loss on disposition of assets                  2,218,000        382,000         568,000
      Accretion on indebtness                                -         22,000          19,000
      Gain on extinguishment of debt                         -       (147,000)              -
  (Increase) decrease in current assets:
      Accounts receivable, net                        (738,000)       144,000        (290,000)
      Inventories                                      (71,000)       137,000         289,000
      Prepaid expenses                                 777,000        (33,000)        117,000
  Increase (decrease) in current liabilities:
      Accounts payable                                 642,000       (255,000)        351,000
      Accrued liabilities                              360,000     (1,130,000)     (1,002,000)
      Accrued insurance                                (40,000)       215,000         (74,000)
      Accrued interest                                  84,000       (313,000)         (2,000)
      Accrued payroll costs                             85,000         57,000      (1,146,000)
                                                  ------------   ------------    ------------
        Net cash provided by operating
          activities:                             $  5,656,000   $  2,558,000    $    597,000
                                                  ------------   ------------    ------------
                                                  ------------   ------------    ------------





The accompanying notes are an integral part of these statements.

                                 GRANDY'S, INC.

                         NOTES TO FINANCIAL STATEMENTS

           DECEMBER 28, 1993, DECEMBER 27, 1994 AND DECEMBER 25, 1995


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    a.  COMPANY

    Grandy's, Inc. (the "Company"), a California corporation, is a wholly owned subsidiary of American Restaurant Group, Inc. ("ARG"), a Delaware corporation. ARG is a wholly owned subsidiary of American Restaurant Group Holdings, Inc. ("Holdings"), a Delaware corporation.

    The Company acquires, develops, franchises and operates fast-food chicken restaurants located primarily in Texas, Oklahoma and Florida. At year end 1993, 1994 and 1995, the Company owned and operated 111, 111, and 110 restaurants, respectively. Additionally, at year end 1993, 1994 and 1995, there were 78, 59 and 55 franchised restaurants, respectively.

    b.  RISK FACTORS

    As a result of failing to maintain the net worth required under the terms of its senior secured notes, ARG is obligated by May 25, 1996 to make an offer to purchase ten percent of the principle amount of its senior secured notes ($17,000,000) plus accrued interest. The note holders have until June 24, 1996 to accept such offer. If the note holders do not waive their rights to such purchase and ARG is unable to meet the payment demand, the note holders would have the right to accelerate the entire face amount of the senior secured notes ($170,000,000). If the acceleration right is exercised, the holders of ARG's and Holdings' other debt would have the right to accelerate all other debt.

    In addition, ARG is currently in default under a net worth covenant in its senior credit agreement.

    Management believes that such purchase of $17,000,000 of senior secured notes will not be required because ARG intends to seek a waiver of this purchase obligation, in conjunction with certain negotiations involving the repayment of a portion of its debt, as well as potential extensions of maturities for its remaining debt. ARG also intends to seek a waiver of the net worth covenant in its senior credit agreement.

    ARG's operations, and thus the Company's operations, are affected by local and regional economic conditions, including competition in the restaurant industry, and the effect that such conditions have on the markets it serves. Due to a decline in ARG's restaurant revenues in 1995, ARG has initiated plans in 1996 to assist it in meeting its obligations. These initiatives include increased and focused advertising, restructuring personnel and reducing administrative payroll, negotiating sale/leaseback transactions on certain real estate assets and pursuing the negotiations described above. In addition, Holdings contributed cash of $7,115,000 to the paid-in capital of ARG in March 1996.

    There can be no assurance, however, that ARG will be able to complete any of the above noted transactions or obtain any of the above noted waivers or extensions on acceptable terms.

    c.  USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions which affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

    d.  INVENTORIES AND PREPAID EXPENSES

    Inventories consist of food, supplies and packaging and are valued at the lower of cost (first-in, first-out method) or market value. When a restaurant is opened, the initial purchase of expendable equipment is set up as prepaid supplies and is not depreciated; however, all replacements are expensed.

    e.  PREOPENING COSTS

    Costs incurred in connection with opening a new restaurant, principally occupancy and staff training, are accumulated as prepaid expenses and amortized over the initial year of operations.

    f.  PROPERTY AND EQUIPMENT

    The Company provides for depreciation and amortization based upon the estimated useful lives of depreciable assets using the straight-line method. Estimated useful lives are as follows:

         Land improvements                               20 years
         Buildings                                 30 to 35 years
         Leasehold improvements                     Life of lease
         Fixtures and equipment                     3 to 10 years
         Property held under capital leases         Life of lease

    Property and equipment is recorded at the lower of cost or fair value if impaired (see Note 2). Substantially all of the Company's assets, including property and equipment, are pledged as collateral on senior debt of ARG.

    g.  INTEREST COSTS

    Interest costs incurred during the construction period of restaurants are capitalized. The Company capitalized approximately $34,000 for the year ended 1994 and none for the years ended 1993 and 1995.

    h.  OTHER ASSETS

    Other assets include intangible assets, leasehold interests, franchise rights and deferred costs. These costs are amortized using the straight-line method over the periods estimated to be benefited, not greater than 40 years. Deferred debt costs are not allocated to the Company by ARG.

    i.  INSURANCE

    The Company self-insures the first $100,000 of its annual medical and dental benefits per family. The Company also self-insures the first $100,000 of property damage and the first $250,000 to $350,000 per incident for general liability, automotive liability and workers' compensation risks inherent in its operations. Reserves for losses are established currently based upon estimated obligations.

    j.  INCOME TAXES

    On January 1, 1993, the Company adopted, prospectively, FAS 109. The adoption of this statement had no material effect on the Company's financial statements.

    The Company is included in the consolidated federal and state income tax returns filed by ARG and Holdings. The Company's income tax provision is calculated as if the Company filed separate income tax returns.

    Provision is made in the financial statements for deferred income taxes which result from items which are reflected in income for tax purposes in different years than they are reflected in income for financial reporting purposes. Income tax obligations are included in advances to parent company.

    k.  FRANCHISE INCOME

    The Company franchises restaurants both domestically and internationally. Franchise fees are recognized as income as services are rendered. Initial franchise fees upon entering international franchise agreements are recorded as income when the franchise units are opened. Franchise royalties based upon a percentage of the franchisees' gross sales are accrued as earned. Revenues include franchise royalties and franchise fees of $2,690,000, $2,483,000 and $2,176,000, respectively, for the years ended 1993, 1994 and 1995.

    l.  ACCOUNTING PERIOD

    In 1993 and 1994, the Company's fiscal year ended on the Tuesday following the last Monday in December. In 1995, the Company changed its fiscal year end to the last Monday in December.

    m.  RECLASSIFICATIONS

    Certain prior year accounts have been reclassified to conform to the current year presentation.

2.  IMPAIRMENT OF LONG-LIVED ASSETS

    Effective December 25, 1995, the Company adopted the provisions of Financial Accounting Standards Number 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" (FAS
    121). The new statement changes the method of valuing long-lived assets, including the Company's intangible assets, whereby long-lived assets are to be carried at the lower of cost or, if impaired, fair value of the asset. Various assumptions and estimates are used to determine fair value. The calculation of the impairment loss is based on estimated future cash flows. The estimates used to determine the impairment adjustment can change in the near term as the economy and operations of specific restaurants change.
    The adoption of FAS 121, together with the effects of continuing adverse operations of certain restaurants, resulted in a pre-tax non-cash charge of $7,436,000.

3.  LEASE OBLIGATIONS

    The Company leases certain of its operating facilities under terms generally ranging up to 20 years. These leases are classified as both operating and capital leases. Certain of the leases contain provisions calling for additional rentals based on sales or other provisions obligating the Company to pay related property taxes and certain other expenses.

    The following is a summary of property held under leases that have been capitalized and included in the accompanying balance sheets (in thousands):

                                         December 27,     December 25,
                                            1994              1995
                                         -----------      ------------
         Property                          $3,297            $3,121
         Less-Accumulated depreciation      1,033             1,102
                                           ------            ------
                                           $2,264            $2,019
                                           ------            ------
                                           ------            ------

    The following represents the minimum lease payments remaining under noncancelable operating leases and capitalized leases as of December 25, 1995 (in thousands):

                                         Operating        Capitalized
    Fiscal years ending                    Leases            Leases
                                         ---------        -----------
         1996                             $ 5,269            $  372
         1997                               5,280               372
         1998                               4,557               372
         1999                               4,512               372
         2000                               4,388               372
         Thereafter                        19,637             1,000
                                          -------            ------
         Total minimum lease payments     $43,643            $2,860
                                          -------
                                          -------
         Less - Imputed interest
         (12.0 percent to 15.5 percent)                       1,143
                                                             ------
         Present value of minimum lease payments              1,717
         Less - Current portion                                 138
                                                             ------
         Long-term portion                                   $1,579
                                                             ------
                                                             ------

    Rental expense (including $127,000, 131,000 and $118,000, respectively, for contingent rents under operating leases) was $6,919,000, $6,473,000 and $5,300,000 during 1993, 1994 and 1995, respectively.

4.  LONG-TERM DEBT

    At December 25, 1995, ARG had long-term debt of $222,809,000 of which $8,131,000 was classified as current. ARG allocates its debt to its individual subsidiaries based on an intercompany allocation agreement.
    Debt of $57,497,000 and $47,271,000 and related accrued interest of $1,586,000 and $1,258,000 have been allocated to the Company at year end 1994 and 1995, respectively. These amounts have been offset against advances made by the Company to ARG of $1,551,000 and $838,000 at year end 1994 and 1995, respectively. In prior years this debt was shown on a gross basis and the advances to parent company were shown as a receivable.

    The interest expense allocated to the Company by ARG was $7,095,000, $6,213,000 and $5,551,000 in 1993, 1994 and 1995, respectively.

    Under the terms of ARG's senior credit agreement providing for a letter of credit facility, outstanding letters of credit are held in the name of subsidiary entities. At year end 1994 and 1995, the Company had outstanding letters of credit primarily related to self-insurance programs for the Company of none and $3,172,000, respectively.

    Substantially all assets of ARG are pledged to its senior lenders. In addition, the Company has guaranteed the indebtedness owed by ARG and such guarantee is secured by substantially all of the assets of the Company. In connection with such indebtedness, contingent and mandatory prepayments may be required under certain specified conditions and events. There are no compensating balance requirements.

5.  ADVANCES FROM PARENT COMPANY, NET

    As stated in Note 4, Long-Term Debt, ARG allocates its debt to its individual subsidiaries and offsets this intercompany debt against long-term advances made by the subsidiaries to ARG.

6.  COMMITMENTS AND CONTINGENCIES

    The Company is obligated under an employment agreement with a certain executive. The obligation under this agreement is $300,000 in 1996, 1997 and 1998, provides for periodic increases and expires in 1998 unless extended.

    The Company has been named as a defendant in various lawsuits. It is the opinion of management that the outcome of such litigation will not materially affect the Company's financial position or results of operations.

7.  PAID-IN CAPITAL

    On December 27, 1994 and December 25, 1995, the Company received capital contributions from ARG of $4,048,000 and $11,067,000, respectively, through the reduction of allocated indebtedness owed to ARG.

8.  SUBSEQUENT EVENT

    During 1996, the Company calculated an additional impairment loss of approximately $9,000,000 on certain property and equipment and intangible assets (see Note 2).

            CONDENSED STATEMENT OF REVENUES AND OPERATING EXPENSES

              (EXCLUDING DEPRECIATION AND AMORTIZATION EXPENSES)

       FOR 30 PROPERTIES SOLD TO U.S. RESTAURANT PROPERTIES, MASTER L.P.

                     FOR THE YEAR ENDED DECEMBER 25, 1995


REVENUES                                          $33,176,000

RESTAURANT COSTS:
  Food and beverage                                10,378,000
  Payroll                                           9,584,000
  Other direct operating expenses                   5,884,000

GENERAL AND ADMINISTRATIVE EXPENSES (1)             2,335,000
                                                  -----------
Excess of revenues over direct
  operating expenses (2)                          $ 4,995,000
                                                  -----------
                                                  -----------


Footnote disclosure:

Subsequent to year end the Company adjusted the carrying value of two of the property units downward by a total of $313,463 as required under Financial Accounting Standards Number 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of."

(1) Allocated by management based on number of sites acquired to total sites.
(2) Excludes depreciation and amortization expenses of $1,346,000.

                         INDEPENDENT AUDITORS' REPORT


The Board of Directors
Snowstate Restaurant Corporation and Affiliate:

We have audited the accompanying Statement of Revenues and Direct Operating Expenses Applicable to the Six Chili's Restaurant Properties Acquired by U.S. Restaurant Properties Master L.P. for the year ended December 27, 1995. This statement is the responsibility of Snowstate Restaurant Corporation and Affiliate's management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenues and Direct Operating Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement of Revenues and Direct Operating Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenues and Direct Operating Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement of Revenues and Direct Operating Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the current report on Form 8-K of U.S. Restaurant Properties Master L.P. as discussed in Note 1. This statement is not intended to be a complete presentation of revenues and expenses of the six Chili's restaurant properties acquired by U.S. Restaurant Properties Master L.P.

In our opinion, the Statement of Revenues and Direct Operating Expenses referred to above presents fairly, in all material respects, the revenues and direct operating expenses described in note 1 of the six Chili's restaurant properties acquired by U.S. Restaurant Properties Master L.P. for the year ended December 27, 1995, in conformity with generally accepted accounting principles.

                                            KPMG Peat Marwick LLP


Dallas, Texas
February 7, 1997

                SNOWSTATE RESTAURANT CORPORATION AND AFFILIATE

             Statement of Revenues and Direct Operating Expenses
         Applicable to the Six Chili's Restaurant Properties Acquired by U.S. Restaurant Properties Master L.P.

                         Year ended December 27, 1995


Revenues                                         $13,176,681
                                                 -----------
Direct operating expenses:
  Cost of sales                                    3,653,132
  Labor                                            2,780,359
  Management salaries and other                    1,283,891
  Advertising and franchise royalties                681,570
  Restaurant expense                                 531,050
  Complimentary food and beverage                    478,788
  Insurance                                          297,000
  Repairs and maintenance                            248,801
  Utilities                                          243,046
  Other, net                                         306,580
                                                 -----------
    Total direct operating expenses               10,504,217
                                                 -----------
    Excess of revenues over direct
      operating expenses                         $ 2,672,464
                                                 -----------
                                                 -----------


See accompanying notes to Statement of Revenues and Direct Operating Expenses.

                    SNOWSTATE RESTAURANT CORPORATION AND AFFILIATE

             Notes to Statement of Revenues and Direct Operating Expenses Applicable to the Six Chili's Restaurant Properties Acquired
                      by U.S. Restaurant Properties Master L.P.

                             Year ended December 27, 1995


(1) BASIS OF PRESENTATION

    Snowstate Restaurant Corporation is a Texas S Corporation formed in April 1989 to develop, own, and operate Chili's Grill and Bar Restaurants (Chili's) under the terms of a development agreement with Brinker International, Inc. (Brinker). Franklin Restaurant Corporation (Franklin) is an Idaho S Corporation formed in January 1990 for the purpose of owning and operating Chili's units located in Idaho, pursuant to Idaho state law. Snowstate and Franklin are collectively referred to as Snowstate Restaurant Corporation and Affiliate.

    The accompanying Statement of Revenues and Direct Operating Expenses Applicable to the Six Chili's Restaurant Properties Acquired by U.S. Restaurant Master L.P. (U.S. Restaurant) includes only the six Chili's restaurant properties acquired by U.S. Restaurant. The statement does not include any revenues or expenses related to the remaining properties owned by Snowstate Restaurant Corporation and Affiliate. The statement does not include depreciation, interest, preopening amortization, accounting fees, miscellaneous nonrecurring costs, royalties paid by Franklin to Snowstate, income taxes, and allocated general and administrative expenses.

(2) FRANCHISE ROYALTIES

    Royalties paid to Brinker are based on a percentage of sales revenues in accordance with the franchise agreement.

(3) ADVERTISING EXPENSES

    Snowstate expenses advertising costs as incurred. Advertising expense for the six Chili's restaurant properties acquired was approximately $178,000 during the year ended December 27, 1995.

(4) USE OF ESTIMATES

    The preparation of the statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and direct operating expenses during a reporting period. Actual results could differ from those estimates.

                           PRO FORMA FINANCIAL INFORMATION

     The following September 30, 1996 unaudited Pro Forma Consolidated Balance Sheet of U.S. Restaurant Properties, Master L.P. (the "Partnership") consists of the Partnership's September 30, 1996 balance sheet adjusted on a pro forma basis to reflect as of September 30, 1996 (a) the purchase of 53 properties for $31,769,000 acquired between October 1, and December 31, 1996;
(b) the additional borrowings required to purchase the properties acquired. The unaudited Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position of the Partnership would have been at September 30, 1996 had all of these transactions occurred as of such date and it does not purport to represent the future financial position of the Partnership.

    The unaudited Pro Forma Consolidated Statements of Income for the year ended December 31, 1995 and the nine months ended September 30, 1996 are presented as if the following had occurred as of January 1, 1995. (a) the purchase of 200 properties for $116,533,000 including the value of 439,003 Units valued at $8,897,000 completed since December 31, 1994 (b) the issuance of 1,800,000 units in June 1996 with net proceeds of $40,203,000 (c) the additional borrowings of $67,219,000 required to purchase the properties acquired. The unaudited Pro Forma Consolidated Statements of Income are not necessarily indicative of what the actual results of operations of the Partnership would have been assuming the transactions described above had been completed as of January 1, 1995 and 1996 respectively, nor do they purport to represent the results of operations for future periods.

                        U.S. RESTAURANT PROPERTIES MASTER L.P.
                         PRO FORMA CONSOLIDATED BALANCE SHEET
                                  September 30, 1996
                                     (Unaudited)
                                    (In thousands)

                                          Historical   Acquisitions(a)   Pro Forma
                                          ----------   ---------------   ---------
Cash                                        $     19                     $     19
Receivable, net                                1,750                        1,750
Purchase deposits                                551         (199)            352
Prepaid expenses                                 799                          799
Notes receivable                               2,013                        2,013
Net investment in direct financing leases     17,631                       17,631
Land                                          41,435       20,280          61,715
Buildings and leasehold improvement, net      62,647        6,894          69,541
Machinery and equipment, net                   3,021                        3,021
Intangibles, net                              13,992        4,596          18,588
                                            --------   ----------        --------
                                            $143,858      $31,571        $175,429
                                            --------   ----------        --------
                                            --------   ----------        --------
Accounts payable                            $  1,622      $   367        $  1,989
Deferred gain                                    590                          590
Line of credit                                36,015       31,204          67,219
Capitalized lease obligations                    411                          411
General Partners' capital                      1,197                        1,197
Limited Partners' capital                    104,023                      104,023
                                            --------   ----------        --------
                                            $143,858      $31,571        $175,429
                                            --------   ----------        --------
                                            --------   ----------        --------

-----------
(a) Reflects pro forma adjustments for 1996 acquisitions completed since September 30, 1996 which consist of the purchase for cash of 53 properties as follows:

                                                                Purchase Price/
                                   Number of Properties         (carrying cost)
                                   --------------------         ---------------
     Pizza Hut                              1                       $   260
     Carlos O'Kelly's                       1                         1,265
     Schlotzsky's                           4                         3,085
     Popeye's                               7                         2,634
     Grandy's                              30                        12,767
     Burger King                            2                         1,229
     Miami Subs                             2                         1,274
     Chili's                                6                         9,256
                                           --                       -------
                                           53                       $31,770
                                           --                       -------
Total of land, buildings and leasehold
   improvements, machinery and equipment,
   and intangibles                                                  $31,770
Less purchase deposits paid from cash flow
   from operations                                                     (199)
Less security deposit received                                         (367)
                                                                    -------
Increase in line of credit                                          $31,204
                                                                    -------
                                                                    -------

The respective purchase price for the properties has been allocated between land, building , machinery, and intangibles on a preliminary basis. Final determination of the proper allocation between these accounts will be made prior to finalizing the financial statements for the year ended December 31, 1996.

                        U.S. RESTAURANT PROPERTIES MASTER L.P.
                      PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                           For Year Ended December 31, 1995
                                     (Unaudited)
                       (In thousands, except for per unit data)



                                        Historical  Acquisitions(a)  Pro Forma
                                        ----------  ---------------  ---------
Total revenues                             $9,780       $15,658       $25,438
Expenses:
     Rent                                   1,405           808         2,213
     Depreciation and amortization          1,541         4,330 (b)     5,871
     Taxes, general and administrative      1,419         1,137 (c)     2,556
     Interest expense (income), net           192         4,990 (d)     5,182
                                           ------       -------       -------
     Total expenses                         4,557        11,265        15,822
                                           ------       -------       -------
Net income                                 $5,223       $ 4,393       $ 9,616
                                           ------       -------       -------
                                           ------       -------       -------
Net income allocable to unitholders        $5,120         4,306         9,426
Average number of units outstanding         4,638                       6,973
Net income per unit                        $ 1.10                     $  1.35


--------------------
(a) Reflects pro forma adjustments to operations for the 1995 acquisitions, comprised of 16 properties acquired on various dates from March 1995 through December 1995 plus 1996 acquisitions, comprised of 184 properties acquired on various dates from January 1, 1996 through December 31, 1996.

(b) Reflects pro forma increase in depreciation expense related to the purchase price of the respective properties.

(c) Reflects pro forma increase in general and administrative expense attributable to the increase in fees due to the managing general partner. Such increase is comprised of 1% of the contracted purchase price for the respective properties and 25% of the cash flow received with respect to such additional properties in excess of the cash flow representing a 12% rate of return.

(d) Reflects the pro forma adjustment to interest expense as a result of the purchase of the respective properties. Pro forma interest expense is based on the increase in debt outstanding and borrowings for payment of the distributions on units issued at a pro forma interest rate of 7.5%.

                        U.S. RESTAURANT PROPERTIES MASTER L.P.
                 PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                     For the Nine Months Ended September 30, 1996
                                     (Unaudited)
                       (In thousands, except for per unit data)



                                        Historical   Acquisitions(a)  Pro Forma
                                        ----------   ---------------  ---------
Total revenues                            $13,012        $6,353        $19,365

Expenses:
     Rent                                   1,446           266          1,712
     Depreciation and amortization          2,593         1,736 (b)      4,329
     Taxes, general and administrative      1,607           476 (c)      2,083
     Interest expense (income), net         1,592         1,978 (d)      3,570
                                          -------        ------        -------
     Total expenses                         7,238         4,456         11,694
                                          -------        ------        -------
Net income                                $ 5,774        $1,897        $ 7,671
                                          -------        ------        -------
                                          -------        ------        -------
Net income allocable to unitholders       $ 5,660         1,859          7,519
Average number of units outstanding         5,830                        6,973
Net income per unit                       $  0.97                      $  1.07


--------------------
(a) Reflects pro forma adjustments to operations for the 1995 acquisitions, comprised of 16 properties acquired on various dates from March 1995 through December 1995 plus 1996 acquisitions, comprised of 184 properties acquired on various dates from January 1, 1996 through December 31, 1996.

(b) Reflects pro forma increase in depreciation expense related to the purchase price of the respective properties.

(c) Reflects pro forma increase in general and administrative expense attributable to the increase in fees due to the managing general partner. Such increase is comprised of 1% of the contracted purchase price for the respective properties and 25% of the cash flow received with respect to such additional properties in excess of the cash flow representing a 12% rate of return.

(d) Reflects the pro forma adjustment to interest expense as a result of the purchase of the respective properties. Pro forma interest expense is based on the increase in debt outstanding and borrowings for payment of the distributions on units issued at a pro forma interest rate of 7.2%.